UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2012

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices) (Zip Code)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Capital Bank Corporation (the “Company”) held its Annual Meeting of Shareholders on August 23, 2012. The shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated August 2, 2012.

Proposal 1: Election of seven nominees to serve as directors each for a term continuing until the Annual Meeting of Shareholders in 2013 or until his or her successor is duly elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Charles F. Atkins	76,505,743	146,481	5,121,421
Peter N. Foss	76,510,284	141,941	5,121,421
William A. Hodges	76,511,968	140,257	5,121,421
O. A. Keller, III	75,418,510	1,233,714	5,121,421
Christopher G. Marshall	75,414,901	1,237,324	5,121,421
R. Bruce Singletary	75,496,497	1,155,728	5,121,421
R. Eugene Taylor	75,505,919	1,146,306	5,121,421

All director nominees were duly elected.

Proposal 2: Ratification of the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
81,664,824	57,135	51,514	0

Proposal 2 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012	CAPITAL BANK CORPORATION

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer